Exhibit (c)(2)(iv)

Project Fortune Financial Due Diligence Report for CEP, Inc. December 2011

Report Letter Double Eagle Advisory, LLC 4641 Wynmeade Park NE Marietta, Georgia 30067 Restricted and Confidential December 21, 2011 Mr. Randy Butler Chief Financial Officer CEP, Inc. 511 Union Street, Suite 1600 Nashville, TN 37219 Dear Mr. Butler: In performing the due diligence procedures, we have accumulated data, written various At your request and direction, we performed certain due diligence procedures in memoranda for our own use and the use of the due diligence team, and have had various connection with your contemplated transaction with Fortune Industries, Inc. meetings with representatives of CEP, Inc. and the Company. The procedures performed (“Company”) . The procedures performed by us are detailed in Appendix A. Any and related findings are summarized and presented in the attached report. differences between the procedures set forth in this report and those set forth in our engagement letter reflect modifications that were made at your request or discussed with you during the course of the engagement. The procedures that we performed do This report is intended for use solely by members of CEP, Inc., its board of directors and its not constitute an audit of the Company’s historical financial statements in accordance legal advisors. This report should not be distributed to others without our express with generally accepted auditing standards, nor do they constitute an examination of permission. prospective financial statements in accordance with standards established by the American Institute of Certified Public Accountants. Also, we only ascertained that certain information in schedules and reports received from the Company agreed with its DOUBLE EAGLE ADVISORY, LLC accounting records (as described in this report). Accordingly, we express no opinion or any other form of assurance on the historical or prospective financial statements, management representations or other data of the Company included in or underlying the contents of this report. While we believe the information is responsive to your request, we are not in a position to assess its sufficiency for your purposes. In addition, we have no responsibility to update this report subsequent to the date of this letter. Restricted and Confidential 2

Table of Contents Section Page Section Page Abbreviations 4 Appendix A Due diligence procedures 23-25 Significant findings summary 5-6 Appendix B Recorded quarterly net earnings 26 Overview Appendix C - Recorded monthly working capital (TTM12) 27 Company background 7 Appendix D Gross Margin by Company 28 Historical financials 8-10 Transaction summary 11 Engagement scope and limitations 11 Quality of earnings 12-13 Adjusted earnings 14 Quality of assets 15 Working capital 16 Gross margin summary 17 Workers compensation claims summary 18 Significant customers 19-20 SG&A summary 21-22 Restricted and Confidential 3

Abbreviations Abbreviation Meaning Client CEP, Inc. Company Fortune Industries, Inc. PSM Professional Staff Management, Inc. CII CSM, Inc. and subsidiaries ESG Employee Solutions Group, Inc. PEO Professional Employer Organization Management Tena Mayberry, CEO, and Randy Butler, CFO Historical Period Years ended June 30, 2010, and 2011, and three months ended September 30, 2010 and 2011. FY10 Year ended June 30, 2010 FY11 Year ended June 30, 2011 YTD11 Three months ended September 30, 2010 YTD12 Three months ended September 30, 2011 TTM12 Trailing twelve months ended September 30, 2011 EBITDA Earnings before interest, taxes, depreciation, and amortization SG&A Selling, general and administrative expenses GAAP Generally accepted accounting principles Amounts presented in thousands, unless otherwise stated Restricted and Confidential 4

Significant Findings Summary Subject Findings Recommendations/Comments Page Adjusted EBITDA Adjusted EBITDA for FY10, FY11, TTM12, YTD11, and YTD12 was In assessing the cash flows, weCompany’s future $2,877, $3,321, $3,441, $908, and $1,028, respectively. Management recommend that Client consider these EBITDA adjustments primarily related to the elimination of public company adjustments. expenses and certain executive office salaries and expenses. Due 12-14 diligence adjustments related to the Company’s workers compensation and health insurance programs, adjustment to annual tax and accounting expenses, and removal of expenses considered to be non-recurring. Adjusted net assets Adjusted net assets amounted to $4,579 at YTD12. Adjustments Net assets will change based on the revaluation of fixed related to (a) transaction adjustment to remove cash, intangible assets, intangibles, and other purchase accounting 15 assets, ant debt and (b) due diligence adjustment to remove accrued adjustments. In addition the Company is performing a preferred stock dividends. study to evaluate the valuation of deferred taxes. Adjusted working Average negative working capital, excluding operating cash, for capital TTM12 amounted to $3,034. Due diligence adjustment to average working capital related to the removal of the accrual for preferred stock dividends. Daily working capital can be very volatile, as 16 evidenced by the average high and low during TTM12 of -$777 and -$5,338, respectively. The swings are temporary and occur based on timing of payroll runs. Working capital trends should be consistent with the average working capital. Workers The Company provides its clients with workers compensation Client may consider performing an actuarially-based compensation insurance programs. In connection with the program, the Company evaluation of the claims data for all the periods presented. program reinsures the risk but maintains a high-retention ($250-350 per Projections of the Company’s operations incident). Annual claims activity can fluctuate significantly and, adequate sensitivity regarding the workers compensation 18 consequently, swing the gross margin generated from the workers program and recognize the unpredictability of its results. compensation program (FY10 $1,804 and FY11 $741 for example). In addition Client should be prepared to address possible liquidity stress that negative claims development may generate and plan accordingly. Restricted and Confidential 5

Significant Findings Summary Subject Findings Recommendations/Comments Page Client turnover The Company’s clients terminate the services for thewill generally We recommend that Client review the Company’s following reasons: (a) acquisition/disposition; (b) client grows to point new contracts, and large customers to understand the that it is more cost-effective to bring HR services in house; and (c) projected net activity to grow volume and offset the client goes out of business. In FY10 CII had a large client (Global impact of the departure of the two large customers noted Options and its various subsidiaries FY10 and FY11 gross margin of at left. $656 and $222, respectively) sell its divisions and terminate the services. In FY11 we were informed that another large CII client (OIA, which is CII’s FY10 and FY11 gross margin of $369 andlargest client 13, 20 $371, respectively) will terminate the services as of December 31, 2011. While this is the nature of the business, departures of large clients can have a large, negative impact on the Company’s results. The Company has taken steps in FY12 to reduce costs in order to offset the negative impact of the lost customers. Management estimates that total payroll and related costs eliminated effective March 1, 2012 will approximate $270. Gross margin by The largest subsidiary, ESG, has the highest gross margin as a percent We recommend that Client consider the gross margin subsidiary of sales, and the main gross margin component creating the differences in assessing the profitability, and possible difference is SUTA. ESG’s market volatility, in future operating results.is the western US, and Utah, where SUTA base wage rates are much higher (i.e., Utah wage base to charge SUTA is $28 while most of the states CII and PSM cover have a SUTA base of approximately $10). ESG can charge SUTA on a greater percentage of total employees’ salaries, but ESG in 28 cases continues to charge a SUTA fee on salaries above the SUTA base wage. CII and PSM generally stop charging a SUTA fee once employees reach the base wage. ESG’s practice of charging wages above the SUTA wage base may be transferable to CII and PSM, but alternatively competitive forces may force ESG to move to contract terms more similar to CII and PSM, thereby reducing the gross margin trends. Tax due diligence The Company has large loss carry forwards (Federal of $12,300 as of We recommend that Client perform tax due diligence to FY11) that may be significantly limited as a result of the contemplated identify a possible transaction structure that may None transaction. maximize the benefits from the large loss carry forwards. Restricted and Confidential 6

Overview Company description Recorded Sales and EBITDA The Company was formed by several acquisitions, and consists of primarily of three operating companies and a holding company. The Company expanded its client base and geographical reach with each acquisition. The Company currently $16,529 provides its services through Professional Staff $18,000 $14,766 $16,000 $13,766 Group, Inc. (“ESG”). Each operating company is run $14,000 Integrated functions include sales, marketing, purchasing and human resources. $12,000 $10,000 Sales Each of the Company’s operating companies provides $8,000 EBITDA headquarters are in Nashville, TN, and serves the serves $6,000 $4,000 $1,254 $1,618 $993 the western states. PSM’s headquarters and serves the mid-western and north eastern US. are in Indianapolis, $2,000 $- FY09 FY10 TTM11 Services The Company provide full service human resources outsourcing services through co-employment relationships. It bills clients under their Professional Services Agreement arrangements the Company’s employees are on its tax clients. As a result of this arrangement, the client assumes the employment practices risk. The Company derives its revenues from the following services: TTM12 Gross Wages Employee leasing is provided for clients. This service includes hiring and leasing employees to clients, and the client will provide training and direction of the day-to-day duties and functions. The Company will pay all payroll, compute and pay PSM 16% all withholdings, benefits, and deductions for other programs. These services also include reporting and other compliance. The Company bills clients for the cost of payroll, payroll taxes, and other benefits (fully-loaded cost of employee) plus an administrative fee approximating 1.5% of gross payroll. Worker’s compensation, programs are provided health to clients to help plans, them qualify for lower rates asand SUTA part of a larger group, or in the case of SUTA, to be part of a group with a better experience rating. The Company charges its clients a rate slightly higher than their cost. The actual percentage charged varies between the three companies. Other services provided include sign up and administration of other benefit programs (401(k) plan, flexible spending accounts, etc.), brokerage services for outside health and workers compensation insurance programs, and on-line training programs (primarily with generic compliance programs developed the Company). The Company charges an administrative fee for the administration of the benefit programs and use of its on-line training programs. It also charges a commission for its brokerage services. CII Ownership structure 34% ESG The Company is a pubic company that is majority-owned by Carter Fortune who 50% outstanding common stock, and all of the outstanding preferred stock. The remaining outstanding common stock is owned 1% by management and 39% by approximately 330 minority shareholders. Restricted and Confidential 7

Overview Summary P&Ls Commentary Revenues are derived from employee leasing, administration of federal and state payroll taxes, providing and/or FY10 FY11 TTM12 YTD11 YTD12 administering employee benefit plans, and consulting services related to procuring benefit plans and employee- Revenues $ 60,694 $ 64,335 $ 64,559 $ 15,571 $ 15,795 related risk management programs. See Gross Margin Cost of revenues 48,068 51,527 51,698 12,373 12,544 services provided. Revenues are shown net of gross wages. Gross profit 12,626 12,808 12,861 3,198 3,251 The following table presents net revenues by entity during the historical periods: SG&A 11,046 10,346 10,156 2,553 2,363 Depreciation and amortization 770 613 572 174 133 Operating income 810 1,849 2,133 471 755 Percent Percent Interest, net 106 72 60 18 6 FY10 FY11 change YTD11 YTD12 change Other income (expense) 12 3 3 3 3 Net income $ 928 $ 1,924 $ 2,196 $ 492 $ 764 ESG $ 25,616 $ 29,360 14.6% $ 6,926 $ 7,736 11.7% CII 20,743 22,287 7.4% 5,564 5,068 -8.9% Revenues 100.0% 100.0% 100.0% 100.0% 100.0% Cost of revenues 79.2% 80.1% 80.1% 79.5% 79.4% PSM 14,335 12,688 -11.5% 3,080 2,991 -2.9% Gross profit 20.8% 19.9% 19.9% 20.5% 20.6% Total $ 60,694 $ 64,335 6.0% $ 15,571 $ 15,795 1.4% SG&A 18.2% 16.1% 15.7% 16.4% 15.0% Depreciation and amortization 1.3% 1.0% 0.9% 1.1% 0.8% The Company has been growing sales at ESG and CII in FY11, but sales decreased at CII for YTD12 due to the loss of a Operating income 1.3% 2.9% 3.3% 3.0% 4.8% large client as a result Sales have been decreasing at PSM as of the sale of the Company hasthe client’s Interest, net 0.2% 0.1% 0.1% 0.1% 0.0% been transitioning PSM to a more conservative customer profile. Several unprofitable customers have left which has Other income 0.0% 0.0% 0.0% 0.0% 0.0% improved profitability but decreased sales. ESG Net income 1.1% 2.8% 3.2% 2.9% 4.7% its increases more than offset the decreases at CII and PSM. Metrics Cost of revenues primarily includes (a) payroll taxes related to gross wages processed and (b) the cost of the workers Gross wages $ 454,811 $ 458,586 $ 461,043 $ 116,600 $ 119,057 compensation and health insurance programs offered to its clients (including premiums and claims under the Average employees 14.6 14.6 14.5 13.8 15.1 retention limits). The cost of revenues as a percent of sales increased in FY11 primarily due to claims related to the Annualized admin fee/emp $ 476 $ 491 $ 498 $ 520 $ 493 Annualized gross margin/emp $ 864 $ 880 $ 888 $ 926 $ 858 Company’s workers compensation program. See Gross each of the Company’s services, and also see the Source: Schedule based on the Company’s public filings SG&A includes all corporate and selling expenses such as (a) executive, selling, and staff salaries, taxes, benefits, and other employee expenses (b) professional fees, (c) rent, (d) bank charges, (e) computer expenses, (f) insurance, (g) dues and subscriptions, (h) travel and entertainment, (i) advertising, and other general office supplies and services, temporary labor, and taxes and licenses. The expense also includes board fees and SEC and stock exchange fees. The Company has been reducing costs over the past few years in an attempt to conserve capital and improve efficiency. See SG&A Expense Summary and discussions on trends on pages 21-22. Interest expense relates to the Company’s Related Party Note Average employees is the simple average of the number of employees at the beginning and the end of the period. Restricted and Confidential 8

Overview Summary Balance Sheets Commentary FY10 FY11 YTD11 YTD12 Cash generally is at its high point at the end of each calendar quarter because SUTA payments are paid on a quarterly basis just after the end of each calendar quarter. Balances on hand will also fluctuate based on timing of payroll runs processed for CII and PSM because all of CII’s Cash $ 2,324 $ 6,036 $ 5,334 $ 5,321 Restricted cash 2,820 2,394 2,517 2,394 while 22% of PSM’s clients also fund the payroll the customers fund the payroll the day the payroll run is processed. Accounts receivable 2,247 2,639 2,472 2,807 Deferred taxes 1,750 1,500 1,750 1,500 Restricted cash is primarily related to collateral the Company is required to maintain for the high-retention workers Prepaids and other compensation insurance programs. In addition, approximately $150 of restricted cash represents deposits with states current assets 951 866 802 663 in order to operate as a PEO in that state. Total cash of $2,250 is collateral for $3,950 letters of credit supporting the Current assets 10,092 13,435 12,875 12,685 workers compensation program at YTD12. Fixed assets, net 455 245 407 219 Accounts receivable relates to amounts due from customers for processing payroll. The majority of the balance is for Related party note receivable 2,536 - 2,563 - the gross payroll costs (“gross wages”), and the Deferred taxes 1,000 1,250 1,000 1,250 employees and processing the payroll. Intangible assets 15,196 14,789 15,094 14,729 Deferred taxes primarily relate to operating loss carry forwards, intangible amortization, and other timing differences. Other assets 62 78 62 78 Prepaids and other current assets are largely net prepayments for client benefit plans ($574, $453, $486, and $270 for Total assets $ 29,341 $ 29,797 $ 32,001 $ 28,961 FY10, FY11, YTD11, and YTD12, respectively) which balances include prepaid insurance and other prepaid miscellaneous expenses. Current maturities of LT debt $ 511 $ 417 $ 504 $ 292 Fixed assets, net primarily represnts furniture and office equipment at Customer deposits 359 2,511 3,247 72 headquarters. This balance is decreasing as the assets are depreciated. Accounts payable 909 497 986 808 Related party note receivable was due from Carter Fortune. This note was converted to equity in connection with a Insurance reserves 1,696 945 1,604 1,390 recapitalization of the Company. Accrued expenses 5,171 6,394 4,707 6,975 Intangible assets arose as a result of the Company’s acquisitions Other accrued liabilities 234 40 154 40 Current liabilities 8,880 10,804 11,202 9,577 Other assets are primarily lease deposits -term corporate leases.for the Company’s Long-term debt 417 - 292 - Long-term insurance reserves 435 580 592 580 Total liabilities 9,732 11,384 12,086 10,157 Total equity 19,609 18,413 19,915 18,804 Total liabilities and equity $ 29,341 $ 29,797 $ 32,001 $ 28,961 Source: Schedule based on the Company’s public filings Restricted and Confidential 9

Overview Summary Balance Sheets Commentary FY10 FY11 YTD11 YTD12 Long-term debt requires $42 monthly principal payments that have reduced the debt from period to period. Customer deposits arise from prepayments from customers. As mentioned above in cash, all CII customers and some PSM customers fund their payroll the day before the payroll run is processed. In both FY10 and YTD11, the period end Cash $ 2,324 $ 6,036 $ 5,334 $ 5,321 Restricted cash 2,820 2,394 2,517 2,394 was on a Thursday and the payroll run was processed the following day, causing a large increase in customer deposits Accounts receivable 2,247 2,639 2,472 2,807 as CII and some PSM customers funded the payroll that was processed the following calendar month. Deferred taxes 1,750 1,500 1,750 1,500 Accounts payable and accrued expenses relate primarily to payables for payroll taxes and withholding as well as client Prepaids and other employee benefits plans premiums and withholdings. current assets 951 866 802 663 and related taxes and benefits. The balances fluctuated based on number of employees leased to customers and Current assets 10,092 13,435 12,875 12,685 based on timing of the period ends. YTD11 period end was on a Friday which is the most common date for a client Fixed assets, net 455 245 407 219 payroll run. Large payments were made that day which dropped the overall balance below the balances for the other Related party note receivable 2,536 - 2,563 - period ends. Deferred taxes 1,000 1,250 1,000 1,250 Insurance reserves at FY10 included reserves for both the Intangible assets 15,196 14,789 15,094 14,729 health insurance program, but the reserves at the other period ends primarily included only the workers compensation Other assets 62 78 62 78 programs. The Company provides its customers with a premium-based workers compensation program and reinsures Total assets $ 29,341 $ 29,797 $ 32,001 $ 28,961 it with a high retention limit ($250 per accident for CII and PSM and $350 per accident for ESG). Reserves for pending claims are recorded at the end of each period. The Company provides a similar health insurance program but reinsures it with a premium-based program. PSM had a different health insurance program with a high-retention limit Current maturities of LT debt $ 511 $ 417 $ 504 $ 292 Customer deposits 359 2,511 3,247 72 until January 1, 2011 when it changed to the premium-based program. The insurance reserves for FY10 included Accounts payable 909 497 986 808 reserves for the PSM health insurance program. Insurance reserves 1,696 945 1,604 1,390 The total current and long-term balances outstanding fluctuated based on claims activity. FY10 workers compensation Accrued expenses 5,171 6,394 4,707 6,975 claims activity was very low and total reserves, despite the fact that they included PSM health claims, were relatively Other accrued liabilities 234 40 154 40 comparable to other periods presented. Current liabilities 8,880 10,804 11,202 9,577 Other accrued liabilities included a liability to repurchase stock from two shareholders at FY10 and YTD11, which were Long-term debt 417 - 292 - paid in FY11. The remaining balance of $40 relates to the Company 401(k)matching contributions for highly Long-term insurance reserves 435 580 592 580 compensated employees. The related cash is in the Total liabilities 9,732 11,384 12,086 10,157 the TPA completes the valuation. This plan was terminated December 31, 2011. Total equity 19,609 18,413 19,915 18,804 Equity has changed due to earnings, repurchase of treasury stock, and payment of preferred stock dividends. Total liabilities and equity $ 29,341 $ 29,797 $ 32,001 $ 28,961 Source: Schedule based on the Company’s public filings Restricted and Confidential 10

Overview Transaction Summary Engagement Scope and Limitations The transaction is a management buyout of the Company. Management will Procedure scope purchase from Mr. Fortune all the outstanding preferred stock and most of his Our procedures included interviews with Management and analysis of financial common stock through a newly-formed entity CEP, Inc. The total purchase price and other information provided by the Company. Our procedures focused on the is $12,300 with $6,300 paid in cash at closing, and the remainder paid in the business and transaction risks identified by Client and consisted of (i) quality of form of a note. earnings, (ii) quality of net assets, (iii) trends in revenue, gross profit, and EBITDA, (iv) working capital, and (v) quality of financial data. The Company’s management anticipates it will receive financing from Capstar Bank Capstar (“ ”) in connection with Capstar note is a termthe transaction. Scope limitations The loan that will mature in four years from closing and will bear interest at an We have not performed any due diligence regarding the following matters: (i) annual rate of 6%. Monthly payments of principal and interest will be payable taxation, (ii) legal matters, (iii) insurance, (iv) employee benefits and human based on a six year amortization schedule with the remaining unpaid balance resources, (v) market due diligence, (vii) information technology, or (viii) due at closing. The loan will be collateralized by a first lien on all the assets of environmental issues. Similarly, we have not audited financial statements, the Company, a pledge on all available stock of the Company, and personal projections, processes or controls. guarantees from Tena Mayberry and Randy Butler up to $750,000 each. The Company will need to comply with certain minimum Fixed Charge and EBITDA covenants, as defined. Sources and uses The $6,000 note to Mr. Fortune is a term loan that will mature in five years from The following table presents proposed sources and uses of funds: closing and will bear interest at an annual rate of 10%. The loan will have no Sources: prepayment penalty, and will receive one board seat in the surviving entity. Capstar loan $ 6,000 Carter Fortune loan 6,300 The closing is expected to occur on or prior to March 31, 2012, once all Operating cash 530 $ 12,830 regulatory filings are completed and regulatory approvals are received. Uses: Cash to Carter Fortune $ 6,000 Capitalization table Carter Fortune loan 6,300 The following presents the Company’s ownership prior to and after the Accrued dividends paid 27 transaction: Note payable payment 83 Transactions fees and expenses 420 Prior to transaction After transaction $ 12,830 Common shares: Carter Fortune 7,345 59.9% 10,454 20.0% Management 138 1.1% 37,028 70.8% Source: information in the table above and to left was provided by management. Minority shareholders 4,788 39.0% 4,788 9.2% 12,271 100.0% 52,270 100.0% Preferred shares: Carter Fortune 296 - Restricted and Confidential 11

Quality of Earnings Adjusted EBITDA Commentary FY10 FY11 TTM12 YTD11 YTD12 Management adjustments a. Amounts represent the changes in the space rented and the rate charged for the Net income 928 1,924 2,196 492 764 Interest expense 17 41 35 10 4 Company’s offices in Indianapolis. Depreciation 434 208 167 72 32 b. Amount represents personnel that have left the Company and were not replaced, nor will Amortization 347 406 406 102 102 they be replaced in the future. EBITDA, as recorded 1,726 2,579 2,804 676 901 Management adjustments: c. Amounts represent expenses of companies that are no longer operating and will not be Corporate office rent 96 66 51 24 9 a part of the consolidated group in the future. Corporate CPA 80 - - - - b d. Amounts represent expenses that will not be incurred in the future as the Company will no Previous CEO 196 - - - - b Previous COO 156 117 78 39 - b longer be operating as a public company, including legal and accounting fees and SEC filing Corporate secretary 58 58 43 14 - b fees. Activity from non PEO companies 8 - - - - c Due Diligence adjustments Nonrecurring corporate expenses 59 56 56 15 15 d SEC filings and reporting 124 113 100 31 18 d e. Amounts represent claims activity related to the PSM high-retention health insurance plan Adjusted EBITDA, that was terminated on January 1, 2011. PSM converted its health insurance program per management 2,502 2,988 3,132 799 943 provided to its customers to the low-retention program employed by ESG and CII. Due diligence adjustments: PSM medical losses 621 97 246 (80) 69 e f. Amount represents adjustment to record workers compensation insurance claims expense PSM revenue broker expense - 37 33 10 6 e consistently with historical claims trends. The Company experienced a very low rate of PSM fully-insured run workers compensation claims in FY10. rate adjustments 345 144 76 68 - e g. Amounts represent adjustment to eliminate a Sarbanes Oxley study that will not recur in Workers compensation claims (846) (136) (164) 29 - f Sarbanes Oxley compliance 34 36 - 36 - g the future. Write off of liabilities - (49) (49) - - h h. Amounts represents adjustments to eliminate the benefits recorded upon reversing excess Tax and accounting fees 96 233 172 61 - i reserves recorded for activity prior to FY10. Bad debt expense 56 - - - - j Rent expense 49 24 22 12 10 k i. Amounts represent adjustments to record tax and accounting fees at a rate expected to be Allocated expenses 128 - - - - l paid in the future years based on estimates provided to the Company by its independent Related party note interest income (108) (54) (27) (27) - m accountants. EBITDA, as adjusted $ 2,877 $ 3,321 $ 3,441 $ 908 $ 1,028 Adjusted EBITDA percentage 4.7% 5.2% 5.3% 5.8% 6.5% Restricted and Confidential 12

Quality of Earnings, continued Adjusted EBITDA Commentary FY10 FY11 TTM12 YTD11 YTD12 Due Diligence adjustments, continued j. Amounts represent adjustments to eliminate the bad debt expense recorded to write off Net income 928 1,924 2,196 492 764 Interest expense 17 41 35 10 4 balances related to activity prior to FY10. Depreciation 434 208 167 72 32 k. Amounts represent adjustments to eliminate the rent expense paid for the former CEO Amortization 347 406 406 102 102 and reduce the rent at the Richmond office due to the new rate being charged. EBITDA, as recorded 1,726 2,579 2,804 676 901 Management adjustments: l. Amounts represent elimination of additional expenses related to subsidiaries that will not Corporate office rent 96 66 51 24 9 a be part of the consolidated group in the future. Corporate CPA 80 - - - - b m. Amount represents interest earned from the Related Party Note Receivable. Previous CEO 196 - - - - b Previous COO 156 117 78 39 - b Corporate secretary 58 58 43 14 - b Other earnings considerations Activity from non PEO companies 8 - - - - c Nonrecurring corporate expenses 59 56 56 15 15 d The Company’s clients will generally SEC filings and reporting 124 113 100 31 18 d acquisition/disposition; (b) client grows to point that it is more cost-effective to bring HR Adjusted EBITDA, services in house; and (c) client goes out of business. In FY10 CII had a large client (Global per management 2,502 2,988 3,132 799 943 Due diligence adjustments: Options and its various subsidiaries FY10 and FY11 gross margin of $656 and $222, PSM medical losses 621 97 246 (80) 69 e respectively) sell its divisions and te~~r~~minate the services. In FY11 we were informed that PSM revenue broker expense - 37 33 10 6 e another large CII client FY10 and FY11 gross margin of $369(OIA, which is PSM fully-insured run and $371, respectively) will terminate the services as of December 31, 2011. While this is the rate adjustments 345 144 76 68 - e nature of the business, departures of large clients can have a large, negative impact on the Workers compensation claims (846) (136) (164) 29 - f Sarbanes Oxley compliance 34 36 - 36 - g Company’s operating . See the table of lost clients at page 20. results The Company has taken Write off of liabilities - (49) (49) - - h steps in FY12 to reduce costs in order to offset the negative impact of the lost customers. Tax and accounting fees 96 233 172 61 - i Management estimates that total payroll and related costs eliminated effective March 1, 2012 Bad debt expense 56 - - - - j will approximate $270. Rent expense 49 24 22 12 10 k Allocated expenses 128 - - - - l Related party note interest income (108) (54) (27) (27) - m EBITDA, as adjusted $ 2,877 $ 3,321 $ 3,441 $ 908 $ 1,028 Adjusted EBITDA percentage 4.7% 5.2% 5.3% 5.8% 6.5% Restricted and Confidential 13

Adjusted Earnings Adjusted income statements Commentary The operating statements at left present the results of the Company’s operations after Operating results, as adjusted FY010 FY11 TTM12 YTD11 YTD12 Revenues $ 60,694 $ 64,335 $ 64,559 $ 15,571 $ 15,795 adjustment for the management adjustments and due diligence adjustments identified at the Quality of Earnings at pages 12 and 13. Cost of revenues 47,948 51,385 51,507 12,346 12,469 Gross profit 12,746 12,950 13,052 3,225 3,326 SG&A decreased as a result reduce expenses. of the See additional atCompany’s SG&A 9,907 9,693 9,683 2,321 2,311 SG&A Analysis at pages 21-22. Depreciation and amortization 770 613 572 174 133 Operating income 2,070 2,645 2,797 730 882 Interest, net (2) 18 33 (9) 6 Other income (expense) 12 3 3 3 3 Net income $ 2,080 $ 2,666 $ 2,833 $ 724 $ 89~~1~~ Revenues 100.0% 100.0% 100.0% 100.0% 100.0% Cost of revenues 79.0% 79.9% 79.8% 79.3% 78.9~~%~~ Gross profit 21.0% 20.1% 20.2% 20.7% 21.1% SG&A 16.3% 15.1% 15.0% 14.9% 14.6% Depreciation and amortization 1.3% 1.0% 0.9% 1.1% 0.8% Operating income 3.4% 4.1% 4.3% 4.7% 5.6% Interest, net 0.0% 0.0% 0.1% -0.1% 0.0% Other income 0.0% 0.0% 0.0% 0.0% 0.0~~%~~ Net income 3.4% 4.1% 4.3% 4.7% 5.5% Metrics Gross wages $ 454,811 $ 458,586 $ 461,043 $ 116,600 $ 119,057 Average employees 14.6 14.6 14.5 13.8 15.1 Annualized admin fee/emp $ 476 $ 491 $ 498 $ 520 $ 493 Annualized gross margin/emp $ 872 $ 890 $ 901 $ 934 $ 878 Restricted and Confidential 14

Quality of Assets Adjusted Net Assets Commentary Adjustments Adjusted Transaction adjustments FY11 YTD12 Trans. DD YTD12 Ref. a. There will be a 70% ownership change in connection with this transaction. Purchase accounting will be required and intangible assets will be revalued. As a result, intangible assets Cash $ 6,036 $ 5,321 $ - $ - $ 5,321 have been eliminated. Restricted cash 2,394 2,394 - - 2,394 Accounts receivable 2,639 2,807 - - 2,807 b. Debt will not continue with the future operations and has been eliminated. Deferred taxes 1,500 1,500 - - 1,500 Prepaids and other current assets 866 663 - - 663 Due diligence adjustments Current assets 13,435 12,685 - - 12,685 c. Amount represents the accrued preferred stock dividends of $212. Fixed assets, net 245 219 - - 219 Deferred taxes 1,250 1,250 - - 1,250 Intangible assets 14,789 14,729 (14,729) - - a Other considerations Other assets 78 78 - - 78 Total assets $ 29,797 $ 28,961 $ (14,729) $ - $ 14,232 Deferred taxes have not been removed herein but they may be adjusted and revalued based upon tax due diligence in connection with purchased accounting analysis. The Company is performing a Current maturities of LT debt $ 417 $ 292 $ (292) - $ - b study to evaluate the valuation of deferred taxes. Customer deposits 2,511 72 - - 72 Accounts payable 497 808 - - 808 Insurance reserves 945 1,390 - - 1,390 Accrued expenses 6,394 6,975 - (212) 6,763 c Other accrued liabilities 40 40 - - 40 Current liabilities 10,804 9,577 (292) (212) 9,073 Long-term insurance reserves 580 580 - - 580 Total liabilities 11,384 10,157 (292) (212) 9,653 Net assets $ 18,413 $ 18,804 $ (14,437) $ 212 $ 4,579 Source: Schedule based on information provided by management. Restricted and Confidential 15

Working Capital Adjusted Working Capital Commentary Average Due diligence adjustments FY11 YTD12 FY11 TTM12 Ref a. Amount represents the accrued preferred stock dividends of $212. Cash $ 6,037 $ 5,321 $ 4,015 $ 4,364 b. Accrued compensation represents amounts accrued for the Restricted cash 2,394 2,394 2,499 2,421 contributions for highly compensated employees. This is not anticipated to continue post Accounts receivable 2,639 2,805 2,343 2,401 transaction. Prepaids and other current assets 413 393 413 481 Current assets $ 11,483 $ 10,913 $ 9,270 $ 9,666 Working capital considerations Customer deposits $ 2,511 $ 73 $ 231 $ 209 Working capital, as adjusted excludes operating cash. The working capital low points as well as the net Accounts payable 552 855 803 704 working capital at FY11 are a result of the large customer deposits created at CII and PSM. (see Insurance reserves 949 1,376 1,390 1,324 Accrued expenses 5,973 6,756 6,008 6,294 Customer Deposits discussion at the Balance Sheet analysis on page 10). The net working capital Other accrued liabilities 40 40 46 9 returned to levels closer to the average levels the following day. See the monthly working capital trends Current liabilities $ 10,025 $ 9,099 $ 8,478 $ 8,542 at Appendix C Monthly Working Capital (TTM) at page 27. Recorded working capital $ 1,458 $ 1,814 $ 792 $ 1,125 Less Cash (6,037) (5,321) (4,015) (4,364) Source of information Working capital (4,579) (3,507) (3,222) (3,239) The Company provided monthly balance sheets at the subsidiary level, but consolidated financial Due diligence adjustments statements were only available as of the end of each fiscal quarter. The monthly subsidiary balance Accrued preferred dividends 168 212 199 196 a Accrued compensation 40 40 46 9 b sheets classified some assets and liabilities differently than the quarterly consolidated balance sheets, Working capital, as adjusted $ (4,371) $ (3,255) $ (2,977) $ (3,034) but the net recorded working capital was consistent with the net balances presented in the quarterly consolidated balance sheets. The recorded net working capital presented at left only includes the Period high $ (1,900) $ (777) accounts that will continue with the future operations of the Company, and the net amount presented Period low $ (5,338) $ (5,338) is consistent with the net amounts reported -10 after excluding deferred taxes and current maturities of long-term debt. The average balances were Monthly Sales and Adjusted Working Capital based on the combination of the monthly subsidiary balance sheet presentation provided by the $4,000 Company and the quarterly consolidated financial statements. See the monthly balances for TTM12 presented in Appendix C Monthly Working Capital (TTM12) on page 27. $2,000 $- Working Capital Monthly sales $(2,000) Linear (Working Capital) $(4,000) Linear (Monthly sales) $(6,000) Jun10 Jul10 Aug10 Sep10 Oct10 Nov10 Dec10 Jan11 Feb11 Mar11 Apr11 May11 Jun11 Jul11 Aug11 Sep11 Restricted and Confidential 16

Gross Margin Summary Gross Margin Summary Commentary The table at left presents the gross margin components for the combined companies. See Appendix D Gross FY10 FY11 TTM12 YTD11 YTD12 Margin by Company at page 28 for the gross margin components for ESG, CII, and PSM. Gross wages $ 454,811 $ 458,586 $ 461,043 $ 116,600 $ 119,057 Administrative fees are charged based on the number of employees leased to clients. The Company charges approximately $500 (actual) per employee, and the goal is to maintain a ratio of fees to gross wages of 1.5%. On an Gross margin: Administrative fees $ 6,953 $ 7,144 $ 7,218 $ 1,795 $ 1,869 overall basis, the fees as a percent of gross billings has remained consistent for all periods presented. SUTA 2,204 2,203 2,319 514 630 SUTA (State unemployment tax) gross margin is a result of reducing SUTA rates for clients and charging a fee for Commissions 979 997 1,040 252 295 this service. The Company provides a group rate that may be lower than its client can obtain by itself. SUTA rates FICA/Medicare 791 904 924 195 216 have been rising as states try to reduce their operating deficits, so the Company has been raising rates in an Worker's compensation 1,804 741 578 142 (21) Medical, dental, & other benefits (403) 323 335 153 165 attempt to maintain its SUTA margin during the periods presented. ESG gross margin (.94% in TTM12) is much FUTA 150 244 259 49 64 higher for SUTA than the other two companies (.06% for CII and .08% for PSM in TTM12). ESG’s market is the Interest income 56 95 97 15 17 western U~~S~~, and primarily Utah, where SUTA base wage rates are much higher (i.e., Utah wage base to charge SUTA Employment practice liability ins 113 72 72 22 21 is $28 while most of the states CII and PSM cover have a SUTA base of approximately $10). ESG can charge SUTA on Other services (21) 86 19 61 (6) Total gross margin $ 12,626 $ 12,808 $ 12,861 $ 3,198 $ 3,251 a greater percentage of total employees’ salaries, above the ~~S~~UTA base wage. CII and PSM generally stop charging a SUTA fee once employees reach the base wage. Gross margin as a percent of billings: Commissions relates to insurance brokerage services, and are provided by ESG. It acts as an agent to procure Administrative fees 1.53% 1.56% 1.57% 1.54% 1.57% insurance ~~c~~overage when the client decides to obtain its own separate health and/or workers compensation SUTA 0.48% 0.48% 0.50% 0.44% 0.53% insurance. Commissions 0.22% 0.22% 0.23% 0.22% 0.25% FICA/Medicare 0.17% 0.20% 0.20% 0.17% 0.18% FICA/Medicare and FUTA (Federal unemployment tax) fees charged are additional margin components added to Worker's compensation 0.40% 0.16% 0.13% 0.12% -0.02% the program, and customers accept this charge despite the fact that the Company can not help them reduce the Medical, dental, & other benefits -0.09% 0.07% 0.07% 0.13% 0.14% rate. The ~~g~~ross margin related to FICA and FUTA increased as gross wages increased. FUTA 0.03% 0.05% 0.06% 0.04% 0.05% Interest income 0.01% 0.02% 0.02% 0.01% 0.01% Workers compensation gross margin is earned by providing clients with insurance coverage with little or no Employment practice liability ins 0.02% 0.02% 0.02% 0.02% 0.02% deductible, and then the Company reinsures the program with a large deductible plan (individual claim retention Other services 0.00% 0.02% 0.00% 0.05% 0.00% limits of $~~2~~50-350). Approximately 90% of clients elect to procure their coverage from the Company. The Total gross margin 2.78% 2.79% 2.79% 2.74% 2.73% difference between the rates charged to clients and the combination of the premiums and claims paid by the Source: Schedule based on information provided by management. Company is the net margin on the program. The gross margin generally fluctuates as a result of high claims (due to a large number of claims and/or a few very large claims). See page 17 for summary of claims activity. Medical, dental, & other benefits gross margin is derived primarily from the medical plans. The Company is able to provide medical coverage similar to the workers compensation program, but the Company reinsures the program with a premium-based program. PSM had its own health insurance program in FY10 with a high retention limit that resulted in large losses. PSM terminated this plan on January 1, 2011 and converted its clients to the premium-based program used by ESG and CII. Interest income is earned from the restricted cash investments. Average rate earned for FY11, YTD11,YTD12, and TTM12 is approximately 3%. Employment practice liability insurance gross margin is generated from fees related to procuring this coverage for clients. The Company requires its client to have the coverage. The Company will require the client to be under its master policy and bill the client each pay period for the premium. Other services are primarily fees charges for processing and enrollment services for other employee benefit plans provided by its clients. Restricted and Confidential 17

Workers Compensation Claims Summary Claims summary Commentary ESG CII PSM Total The table at left presents the workers compensation claims and gross wages data to compute an average rate of claims Total claims: to gross wages paid. Based on the average rate for the full-year periods presented, estimated claims expense was Plan year 05-06 $ 660 $ 650 $ - $ 1,310 calculated. The objective of the analysis at left is to determine a normalized annual claims expense. Based on the Plan year 06-07 667 1,165 295 2,127 results of the calculations and considering the actual expense for each period presented, a run-rate adjustment was proposed for each period presented. Plan year 07-08 1,853 737 194 2,784 Plan year 08-09 1,815 403 344 2,563 Total claims for ESG were obtained from the loss run Plan year 09-10 255 1,046 107 1,408 Actual claims data from Liberty Mutual was not readily available therefore the claims data for CII and PSM was based Plan year 10-11 643 768 158 1,569 on the actual claims expense for each year. Assuming the accruals for unpaid claims are accurate at the end of each $ 5,893 $ 4,770 $ 1,098 $ 11,760 period end, this expense should approximate total claims paid for each plan year. Gross wages: Gross wages were provided by the Company, except for ESG gross wages for FY06 and FY07. ESG was purchased in FY06 $ 235,000 $ 99,727 $ 157,724 $ 492,451 FY08 and the gross wages information was not available for periods prior to FY08. The ESG gross wages for FY06 and FY07 245,000 161,706 160,454 567,160 FY07 were estimated to be slightly lower than the actual amount for FY08. FY08 257,152 176,380 146,214 579,746 Claims as a percent of claims was calculated by dividing the total claims for each plan year by the gross wages for each FY09 169,732 146,310 86,859 402,901 fiscal year. The average rate was calculated by dividing the total claims for the four plan years by the gross wages for FY10 205,520 163,523 85,768 454,811 FY06-FY11. FY11 225,108 159,801 73,677 458,586 Projected claims expense was calculated by multiplying the average claims as a percent of wages for the four periods $ 1,337,512 $ 907,447 $ 710,696 $ 2,955,655 presented by the gross wages for the respective period. YTD11 $ 56,822 $ 42,816 $ 16,961 $ 116,599 YTD12 $ 62,753 $ 37,895 $ 18,409 $ 119,057 Claims as a percent of wages: ESG claims experience Plan year 05-06 0.28% 0.65% 0.00% 0.27% ESG’s workers compensation -occurrence deductible of $750 for policy years program had 07-08 and 08-09. a per In Plan year 06-07 0.27% 0.72% 0.18% 0.38% addition ESG had several clients that had very large claims activity. In policy year 09-10, ESG reduced the deductible to Plan year 07-08 0.72% 0.42% 0.13% 0.48% $350. At the same time ESG moved the clients with excessive claims experience to outside, premium-based policies with no deductible. As a result claims experience for FY10 and FY11 decreased dramatically, however, FY10 did Plan year 08-09 1.07% 0.28% 0.40% 0.64% Plan year 09-10 0.12% 0.64% 0.12% 0.31% experience extremely l~~o~~w claims. Plan year 10-11 0.29% 0.48% 0.21% 0.34% Average rate 0.44% 0.53% 0.15% 0.40% Other considerations Projected claims expense using average: While the calculations at left provide an objective analysis of claims expense for the periods presented, actual expense FY10 $ 906 $ 859 $ 132 $ 1,897 for each period should be determined by an actuarially-based evaluation of the claims data for all the periods FY11 992 840 114 1,946 presented. YTD11 250 225 26 502 YTD12 276 199 28 504 Difference from actual expense: While a positive adjustment for YTD12 was computed, none was recorded in the quality of earnings table because the FY10 (1,006) 186 (26) (846) most recent experience should be considered as normalized activity. FY11 (108) (72) 44 (136) YTD11 50 (87) 66 29 YTD12 22 71 58 151 Restricted and Confidential 18

Significant Customers-ESG Significant customers Commentary FY10 FY11 The table at left is a comparative analysis of the Gross Gross Gross Gross of gross margin included in the analysis are Administrative fees, FICA, FUTA, SUTA, and the workers compensation wages margin wages margin programs. The gross margin from the health insurance programs and other categories and services were not Focus Services, LLC $ 11,117 $ 256 $ 13,784 $ 237 included because the net margin from these programs and services were not available at the customer level for both periods presented. Moroni Feed Company 10,824 392 11,836 462 Gold's Gym 9,576 179 9,037 142 Focus Services, LLC decreased due to SUTA and workers compensation rates. The Company had competitive Colorado Customware, Inc. 6,937 53 7,986 34 pressures and had to reduce these two rates to retain this customer. Cop Staffing-ESG 1,969 69 6,034 201 Moroni Feed Company increased SUTA and maintained rates for all categories. YRMC Physiciancare, LLC 1,204 13 5,996 55 Colorado Customware, Inc. decreased because FUTA and SUTA was unprofitable in FY11. The Company did not Thanksgiving Point 5,446 205 5,632 187 pass along their increased SUTA costs because it expects this client to grow. They believe they will recover this Zeus Nestory, LLC (Subway) 4,329 105 4,601 65 investment in the future. Excel Eye Center 3,813 80 4,462 53 Thanksgiving Point margins decreased and was moved out of the workers compensation program into a separate JL Gray 1,200 129 3,491 260 outside plan. Thanksgiving Point’s claims were Easter Seals-Goodwill 2,423 30 2,935 38 retain the client. The Group, Inc. RE 3,023 36 2,890 54 Envision 2,582 44 2,668 45 Zeus Nestory, LLC (Subway) decreased because of SUTA rates. The Company did not pass along their increased Cache Employment 1,388 56 2,587 78 SUTA costs because it expects this client to grow. They believe they will recover this investment in the future. Assured Imaging 1,839 46 2,411 51 Excel Eye Center rates dropped across the board because this client grew and was considering bringing their HR Gold's Gym, Trainers 2,597 49 2,408 33 function in house. The Company therefore made pricing concessions to retain the client. 3 Point 5, Inc. 3,615 54 2,321 26 The Group, Inc. RE increased gross margin primarily due to an increase in SUTA rates charged. Simplifile, LLC 3,676 72 2,152 28 Gold’s Gym decreased due primarily to Trainers SUTA rates as the Company decided not to pass along the SUTA Agilix Labs, Inc. 1,874 25 2,121 26 increases in an effort to fight off a competitor. Aribex, Inc. 1,742 49 2,118 46 Professional Self Storage decreased due to a workers compensation claim for $200. The case is now settled and Professional Self Storage 1,933 128 1,946 65 closed. COP NI Staffing - - 1,467 47 Phocus Invest/Subway - - 1,123 18 COP NI Staffing is a new client. World Vital Records 2,522 55 - - Phobus Invest/Subway is a new client. Zitting Construction 1,843 55 629 40 World Vital Records was lost because the client went out of business. All others 118,049 4,439 122,473 4,116 Zitting Construction volume decreased significantly due to the downturn in the construction industry. $ 205,520 $ 6,618 $ 225,108 $ 6,407 Total ESG gross margin decreased from 3.22% of gross wages in FY10to 2.85% of gross wages in FY11 primarily due Source: Schedule based on information provided by management. to the decrease in workers compensation gross margin. FY10 experienced a lower level of workers compensation claims in FY10 compared to FY11. See Workers Compensation Claims Summary at page 18. Restricted and Confidential 19

Significant Customers-CII Significant customers Commentary FY10 FY11 The table at left is a comparative analysis of the Gross Gross Gross Gross of gross margin included in the analysis are Administrative fees, FICA, FUTA, SUTA, and the workers compensation wages margin wages margin programs. The gross margin from the health insurance programs and other categories and services were not OIA $ 16,309 $ 369 $ 17,295 $ 371 included because the net margin from these programs and services were not available at the customer level for both periods presented. Witt Group Holdings, LLC 8,852 56 11,805 119 GlobalOptions Services, Inc. - - 7,809 133 OIA alerted the Company that it will be bringing the The Bode Technology Group, Inc 8,126 60 5,455 39 services. They will terminate the relationship at the end of calendar year 2011. Advanced Health Care - - 4,818 115 GlobalOptions Services, Inc. also owned Global Options, Inc., The Bode Technology Group, Inc., SafirRosetti, and GlobalOptions, Inc 19,518 527 4,631 50 On line Consulting Services. GlobalOptions Services, Inc. sold all of its subsidiaries and terminated the services for FireCo 4,389 111 4,576 122 all of the subsidiaries effective December 31, 2010. SafirRosetti and On Line Consulting Services were sold to The Family Office, LLC 3,160 7 3,777 13 Guidepost Solutions, LLC. Guidepost Solutions, LLC 489 11 3,729 32 Guidepost Solutions acquired SafirRosetti and On Line Consulting Services May 2010, but they terminated the ND Acquisitions 3,078 26 3,587 43 Company’s services on December 31, 2010. Clinix MIS 926 11 2,798 33 Clinix MIS activity increased because the services began March 2010. Bread & CO - - 2,787 76 Courage Capital Management LLC 3,273 12 2,477 15 Ingram Family gross margin decreased due to higher than expected workers compensation claims. West Wilson Family Practice 2,597 20 2,429 27 Beacon Analytics, LLC relationship start date was June 1, 2010. Admin fees were deferred for 60 days to allow Ingram Family 2,109 240 2,337 208 Beacon to terminate existing staff and hire new staff. The Company went out of business April 2011. Capitol Wholesale Fence Co Inc 2,034 75 2,227 78 Puffy Muffin, Inc. activity increased because the services began March 2010. Family & Children's Service 2,298 46 2,076 48 Beacon Analytics, LLC 110 0 1,636 8 Lost customers America's Family Doctors PLLC 1,484 21 1,519 28 Puffy Muffin, Inc. 350 11 1,413 47 CII lost or will be losing several large clients. The table below summarizes the activity related to the lost clients. MyOfficeProducts, Inc. 5,670 114 - - The primary reasons for losing the clients were (a) acquisitions/divestitures and (b) bringing the HR function in SafirRosetti 3,825 42 - - house. The Company has taken steps in FY12 to reduce costs in order to offset the negative impact of the lost Animal Care Center, PC 2,609 4 - - customers. Management estimates total payroll and related costs eliminated effective March 1, 2012 will On Line Consulting Services 2,150 26 - - approximate $270. All others 70,165 1,539 70,622 1,773 $ 163,523 $ 3,329 $ 159,801 $ 3,378 FY10 FY11 Lost client summary: Source: Schedule based on information provided by management. OIA 16,309 369 17,295 371 Global Options Services, Inc. - - 7,809 133 The Bode Technology Group, Inc 8,126 60 5,455 39 GlobalOptions, Inc 19,518 527 4,631 50 Guidepost Solutions, LLC 489 11 3,729 32 SafirRosetti 3,825 42 - - On Line Consulting Services 2,150 26 - - MyOfficeProducts, Inc. 5,670 114 - - Beacon Analytics, LLC 110 - 1,636 8 Total lost client activity 56,197 1,149 40,555 633 Percent of total business 34.4% 34.5% 25.4% 18.7% Restricted and Confidential 20

SG&A Expenses SG&A expense summary Commentary FY10 FY11 TTM12 YTD11 YTD12 The table at left presents the comparative components of SG&A expenses. The Company in general has been trying to reduce expenses over the last couple of years: Salaries $ 5,653 $ 5,346 $ 5,237 $ 1,364 $ 1,255 Salaries decreased as the Company reduced the Taxes, benefits, and other 1,086 1,091 1,143 234 286 internal CPA resigned and were replaced with internal candidates that were not backfilled. Offsetting this Professional fees: savings was the addition of a direct sales position at ESG and PSM. In YTD12 the corporate COO position Accounting 589 709 652 166 109 was eliminated, the cost of the corporate secretary was reduced, and a direct sales person at PSM Legal 425 147 158 43 54 resigned but wasn’t replaced until after Other 175 163 162 22 21 Taxes, benefits, and other include the payroll taxes as well Rent 740 714 691 182 159 plans, including the medical, dental, 401(k), HSA, profit sharing, and supplemental benefits. The total Bank charges 315 354 342 81 69 Computer maintenance 223 253 245 63 55 cost increased despite a decrease in payroll for FY11 and YTD12 due to the administration of the PSM Insurance 154 189 199 41 51 health plan costs. PSM had a high retention plan for its employees and its clients until January 2011, and Dues and subscriptions 105 132 143 30 40 the total claims paid by the Company for both the employees and its clients was included in cost of sales Travel and entertainment 146 145 139 33 27 prior to January 2011. Once PSM adopted the same health plan as ESG and CII, the SG&A health Advertising 169 142 135 38 31 insurance expense was separated and charged to SG&A expense. The expense for FY11 and YTD12 Telephone expense 169 133 131 32 30 increased $83 and $37, respectively, due to the change in expense classification. Shipping and freight 93 97 97 22 22 Accounting fees are comprised primarily of tax, auditing, accounting fees. The fees at the end of FY10 Taxes, licenses, and other fees 102 95 96 29 30 were under accrued which increased the expense for FY11. The Company has accrued accounting fees in Postage 107 91 94 19 22 YTD12 at the expected rate for FY12 without any quarterly filing reviews and costs. See adjustment to Employee expenses 105 125 87 52 14 prior period accounting fees in order to record them at the level projected for FY12 at the Quality of Equipment leases 70 64 69 13 18 Earnings schedule on page 12. Temporary labor and commissions 35 68 67 14 14 SEC and stock exchange fees 43 53 49 10 6 Legal fees decreased due to four one-time larger than normal cases totaling approximately $260 Board fees 14 20 26 3 9 occurring in FY10. No such cases occurred in FY11 or YTD12. Computer software 24 26 25 7 7 Other fees relate to human resources, Sarbanes Oxley, and other consulting services provided to the Bad debt expense 97 10 25 (3) 13 Company. Office supplies 74 29 23 14 8 Rent decreased in FY11 and YTD12 as the Company terminated the lease for the former CEO and Allocated expenses 128 - - - -renegotiated and reduced the rent for the PSM Richmond office. Other expenses 203 149 120 41 12 General and administrative $ 11,046 $ 10,346 $ 10,155 $ 2,553 $ 2,363 Bank charges decreased in YTD12 despite the increase in gross billings and sales activity due to consolidation of corporate bank accounts in Indianapolis into the Tennessee cash management network. Source: Schedule based on information provided by management. This occurred when the corporate offices were moved from Indianapolis into the CII offices in Nashville, TN. Restricted and Confidential 21

SG&A Expenses, continued SG&A expense summary Commentary FY10 FY11 TTM12 YTD11 YTD12 Dues and subscriptions increased in FY11 and YTD12 as the fees for NAPEO rates increased and CII added an additional affiliation in FY11. Salaries $ 5,653 $ 5,346 $ 5,237 $ 1,364 $ 1,255 Advertising decreased in FY11 and YTD12 as the Company cut back programs that were not essential. Taxes, benefits, and other 1,086 1,091 1,143 234 286 Professional fees: Telephone expense and Postage were reduced as the Company consolidated processes, cut back Accounting 589 709 652 166 109 programs that were not essential, and moved clients to paperless arrangements. Legal 425 147 158 43 54 Employee expenses include cost for (a) recruiting and employee training and (b) wellness and morale Other 175 163 162 22 21 programs. The expense increased in FY11 due to a consulting project ($37) related to improving Rent 740 714 691 182 159 workforce productivity. YTD12 expense decreased as no recruiting fees were incurred ($21 in YTD11), Bank charges 315 354 342 81 69 the lack of aforementioned consulting project that partially occurred in YTD11, plus training and some Computer maintenance 223 253 245 63 55 education seminars were eliminated. Insurance 154 189 199 41 51 Dues and subscriptions 105 132 143 30 40 Office supplies decreased due to some adjustments in FY11 totaling $49 to reverse accruals and write off Travel and entertainment 146 145 139 33 27 old outstanding checks. Advertising 169 142 135 38 31 Allocated expenses relate to Company expenses incurred for the benefit of some unconsolidated Telephone expense 169 133 131 32 30 companies. The operations of these unconsolidated companies ceased during FY10. See adjustment to Shipping and freight 93 97 97 22 22 add back this expense in the Quality of Earnings schedule at page 12. Taxes, licenses, and other fees 102 95 96 29 30 Postage 107 91 94 19 22 Employee expenses 105 125 87 52 14 Equipment leases 70 64 69 13 18 Temporary labor and commissions 35 68 67 14 14 SEC and stock exchange fees 43 53 49 10 6 Board fees 14 20 26 3 9 Computer software 24 26 25 7 7 Bad debt expense 97 10 25 (3) 13 Office supplies 74 29 23 14 8 Allocated expenses 128 - - - -Other expenses 203 149 120 41 12 General and administrative $ 11,046 $ 10,346 $ 10,155 $ 2,553 $ 2,363 Source: Schedule based on information provided by management. Restricted and Confidential 22

Appendix A Due Diligence Procedures Preliminary Due Diligence Procedures 6. Prepare pro forma adjustments to historical period EBITDA for unusual, non-recurring, out-of-period or other circumstances noted which require such adjustments. 7. Obtain and analyze a listing of transactions with related parties during The following presents due diligence procedures to be performed in regards the historical period. Determine the effect of related party transactions to certain financial due diligence of Fortune Industries, Inc. (the on the Company’ s historical operating results and the historical balance “Company”). The “historical ereafter is defined period” referred to h as the sheets. two fiscal years ended June 30, 2010 and 2011 and the three months ended 8. Obtain and analyze a comparative schedule of other income and September 30, 2010 and 2011. The “historical balance sheet dates” are expense for each period in the historical period and consider impact on defined as June 30, 2011 and September 30, 2011. adjusted operating results. General Operating Results 1. Obtain and analyze the available externally-published financial Revenues and Gross Profit statements of the Company during the historical period. Obtain and read reconcilements from the internal accounting records (see 2 below) 1. Obtain and read the Company’ s sales and marketing strategy, pricing to the externally-published financial statements. strategy, penetration in end-markets served, service requirements, 2. Obtain and analyze the Company’ s internal accounting records, contract terms, or other special arrangements with customers. including trial balances and sub-ledgers for the historical period and 2. Obtain and analyze a comparative schedule of gross and net sales and historical balance sheet dates. gross margin by subsidiary, including an analysis of historical trends in 3. Obtain and read any independent accountants’ operating metrics such asmanagement revenue per customer, per letters employee, and and other formal correspondence, outside customers consultants’ reports, and acquired and lost. audit reports issued during the historical period. 3. Obtain and analyze a schedule of sales and gross margins for the Company’ s top 20 customers during the historical period. 4. Inquire with management regarding: (i) significant and/or unusual 4. Obtain and analyze a schedule rolling forward the Company's accounts accounting policies; (ii) changes in accounting methods, principles, receivable account balances for the most recent fiscal year and stub policies, procedures or practices; (iii) the nature and extent of period-period showing balance at beginning of period, revenues recognized, end closing adjustments; (iv) unusual or non-recurring items of income total deposits per the bank statements, bad debt expense, receivables and/or expense; (v) transactions occurring that represent “soft” income; written off, with a reconciliation to balance at the end of the most (vi) transactions with related parties, (vii) changes in business policies, recent fiscal year and stub period. procedures or practices; and (viii) accounts that involve a significant 5. Obtain and analyze a schedule of the components of cost of goods sold amount of management judgment, during the historical period. for each period in the historical period. 5. Obtain and analyze documentation in support of all the Company’ s 6. Obtain and read a summary of the financial terms and commitments proposed pro forma adjustments to operating income for the historical related to the service provider contracts to understand requirements, contract terms, or special arrangements with service providers. period, if any. Restricted and Confidential 23

Appendix A Due Diligence Procedures Operating expenses 3. Obtain the Company’ s policies and procedures with respect to billing, credit and collection, revenue recognition and establishing reserves for 1. Obtain and analyze a comparative schedule of the elements of selling, bad debts, fee adjustments and other allowances, if any. Obtain an general, and administrative expenses expressed in dollars and as a understanding of non-standard payment terms offered to customers, if percent of net sales for each period in the historical period. any. 2. Obtain and analyze a schedule of the components of selling expense 4. Obtain and analyze the aged accounts receivable trial balances at the expressed in dollars and as a percentage of net sales for each period in historical balance sheet dates, including a reconciliation of the trial the historical period. Inquire with management regarding the salary balance to the general ledger. Obtain and analyze a schedule of and commission arrangements in place by sales channel. Obtain an subsequent collections of accounts receivable outstanding at the latest understanding of sales compensation plans and agreements. balance sheet date. Discuss significant changes in aging categories with 3. Obtain and analyze a schedule of the components of general and management. administrative expense expressed in dollars and as a percentage of net 5. Obtain and analyze a schedule of sales and gross margins for each of the sales for each period in the historical period. Inquire of management as Company’ s top ten customers for each period in the historical period. to the nature of such costs and the unusual trends or relationships. 6. Obtain and analyze a summary of significant accounts receivable 4. Obtain and analyze a schedule of salaries, bonuses and other balances written off in each of the historical periods. compensation applicable to each of the Company’ s top five 7. Obtain and analyze a roll forward of the allowance for doubtful compensated individuals for each period in the historical period. Obtain accounts for each period in the historical period (i.e. beginning balance, an understanding of any employment or compensation agreements. provisions, write-offs, ending balance). 5. Obtain and analyze a schedule of headcount and compensation 8. Assess the need for adjustment to the allowance for doubtful accounts. disaggregated between wages, bonuses and commissions for each period in the historical period. 6. Obtain and analyze a schedule reconciling total payroll expense to total compensation paid per the payroll register for the most recent fiscal year and the most recent stub period 7. Obtain and analyze a schedule of professional fees for each period in Other current assets the historical period and note any unusual items or fluctuations. 9. Obtain a schedule of the components of other current assets at the historical balance sheet dates. Inquire of management as to the nature Balance sheet of the significant components of other current assets. Cash and cash management 1. Obtain and analyze bank reconciliations as of the historical periods and the latest interim balance sheet date. 2. Inquire with management regarding the cash management system and procedures. Accounts receivable Restricted and Confidential 24

Appendix A Due Diligence Procedures Appendix A Property and equipment Debt and equity 1. Obtain an understanding of the Company’ s capitalization and 13. Obtain and read copies of significant debt and equity agreements in depreciation policies, including thresholds. place and inquire as to the effect of the contemplated transaction on 2. Obtain and analyze a schedule of property and equipment by location these instruments. and major classification as of the historical balance sheet dates. 3. Obtain and analyze a roll-forward (beginning balance, purchases, Working capital and seasonality sales/disposals, depreciation expense, ending balance) of property and equipment by major classification for each period in the historical 1. Obtain and analyze a schedule presenting monthly net sales, operating period. income and the components of working capital for each month during 4. Obtain and read copies of any significant lease agreements in place, the most recent 12 month period during the historical period and the note remaining commitments and assess the accounting treatment used four month stub period. For purposes of this analysis, working capital is by the Company. defined as current assets less current liabilities, excluding, (i) cash, (ii) 5. Obtain and analyze a schedule of historical capital expenditures income taxes payable, (iii) interest accrued, and (iv) debt. segregated between maintenance and growth expenditures. Other long-term assets 6. Obtain and analyze a schedule of the components of other assets. Accounts payable and accrued liabilities 7. Obtain an understanding of the Company’ s accounts payable terms, payment practices and cut-off policies and procedures in use during the historical period. 8. Obtain and analyze a schedule of each of the Company’ s top ten suppliers/vendors for the historical period. 9. Obtain and analyze the aged accounts payable trial balance as of the historical balance sheet dates reconciled to the general ledger. 10. Obtain and analyze a comparative schedule of the elements of the accrued liability accounts as of the historical balance sheet dates. 11. Obtain and analyze a schedule of any unrecorded contingent liabilities or guarantees (either by or on behalf of the Company). 12. Obtain and analyze a summary of any litigation claims or assessments. Restricted and Confidential 25

Appendix B Recorded Quarterly Net Earnings Q210 Q310 Q410 Q111 Q211 Q311 Q411 Q112 Revenues $ 14,985 $ 15,319 $ 15,561 $ 15,571 $ 15,860 $ 16,816 $ 16,088 $ 15,795 Cost of revenues 11,799 12,684 12,157 12,373 12,716 13,713 12,725 12,544 Gross profit 3,186 2,635 3,404 3,198 3,144 3,103 3,363 3,251 SG&A 2,707 2,744 2,919 2,553 2,614 2,545 2,632 2,363 Depreciation and amortization 182 178 211 173 169 138 134 133 Operating income 297 (287) 274 472 361 420 597 755 Interest, net 24 26 32 18 14 4 35 6 Other income (expense) - 250 12 3 - - - 3 Net income $ 321 $ (11) $ 318 $ 493 $ 375 $ 424 $ 632 $ 764 Revenues 100.0% 100.0% 100.0% 100.0% 100.0% 100.0% 100.0% 100.0% Cost of revenues 78.7% 82.8% 78.1% 79.5% 80.2% 81.5% 79.1% 79.4% Gross profit 21.3% 17.2% 21.9% 20.5% 19.8% 18.5% 20.9% 20.6% SG&A 18.1% 17.9% 18.8% 16.4% 16.5% 15.1% 16.4% 15.0% Depreciation and amortization 1.2% 1.2% 1.4% 1.1% 1.1% 0.8% 0.8% 0.8% Operating income 2.0% -1.9% 1.8% 3.0% 2.3% 2.5% 3.7% 4.8% Interest, net 0.2% 0.2% 0.2% 0.1% 0.1% 0.0% 0.2% 0.0% Other income 0.0% 1.6% 0.1% 0.0% 0.0% 0.0% 0.0% 0.0% Net income 1.8% -3.7% 1.5% 2.9% 2.2% 2.5% 3.5% 4.7% Source: Schedule based on information provided by management. Restricted and Confidential 26

Appendix C Recorded Monthly Working Capital (TTM12) Oct10 Nov10 Dec10 Jan11 Feb11 Mar11 Apr11 May11 Jun11 Jul11 Aug11 Sep11 Restricted cash $ 2,429 $ 2,455 $ 2,453 $ 2,411 $ 2,421 $ 2,428 $ 2,385 $ 2,395 $ 2,394 $ 2,395 $ 2,395 $ 2,394 Accounts receivable 3,102 2,514 3,177 2,625 2,940 736 3,309 2,287 2,639 2,942 2,782 2,805 Prepaids and other current assets 410 326 337 895 427 382 350 373 413 742 844 393 Current assets 5,941 5,295 5,967 5,931 5,788 3,546 6,044 5,055 5,446 6,079 6,021 5,592 Customer deposits - - - - - - - - 2,511 - - 73 Accounts payable 867 811 676 618 668 654 529 663 552 550 630 855 Insurance reserves 1,828 1,931 1,796 1,365 1,093 1,001 962 921 949 1,196 1,177 1,376 Accrued expenses 6,572 5,093 5,589 6,350 6,637 7,423 8,522 5,696 5,973 7,764 5,203 6,756 Current liabilities 9,267 7,835 8,061 8,333 8,398 9,078 10,013 7,280 9,985 9,510 7,010 9,059 Net working capital $ (3,326) $ (2,540) $ (2,094) $ (2,402) $ (2,610) $ (5,532) $ (3,969) $ (2,225) $ (4,539) $ (3,431) $ (989) $ (3,467) Source: Schedule based on information provided by management. Restricted and Confidential 27

Appendix D Gross Margin by Company ESG CII PSM Total Company FY10 FY11 TTM12 YTD11 YTD12 FY10 FY11 TTM12 YTD11 YTD12 FY10 FY11 TTM12 YTD11 YTD12 FY10 FY11 TTM12 YTD11 YTD12 Gross wages $ 205,520 $ 225,108 $ 231,038 $ 56,822 $ 62,753 $ 163,523 $ 159,801 $ 154,881 $ 42,816 $ 37,895 $ 85,768 $ 73,677 $ 75,124 $ 16,961 $ 18,409 $ 454,811 $ 458,586 $ 461,043 $ 116,600 $ 119,057 Gross margin: Administrative fees 3,206 3,408 3,464 862 918 2,465 2,721 2,760 659 698 1,282 1,014 994 274 253 6,953 7,144 7,218 1,795 1,869 SUTA 1,949 2,066 2,161 492 587 170 82 94 14 26 85 55 64 9 17 2,204 2,203 2,319 514 630 Commissions 643 639 658 158 177 305 320 336 86 101 32 37 46 8 16 979 997 1,040 252 295 FICA/Medicare 292 348 336 79 66 305 368 376 83 91 194 187 213 33 59 791 904 924 195 216 Worker's compensation 1,074 441 455 39 53 386 189 5 135 (49) 344 111 117 (31) (24) 1,804 741 578 142 (21) Medical, dental, & other benefits 152 359 432 96 169 64 (67) (65) (13) (11) (620) 31 (32) 70 7 (403) 323 335 153 165 FUTA 98 144 142 37 35 3 17 22 (0) 5 49 83 95 12 24 150 244 259 49 64 Interest income 14 52 62 0 10 27 26 26 6 5 14 17 10 9 2 56 95 97 15 17 Employment practice liability ins 22 1 (3) 4 0 38 39 40 9 11 54 33 34 9 10 113 72 72 22 21 Other services (21) 86 19 61 (6) - - - - - - - - - - (21) 86 19 61 (6) Total gross margin $ 7,428 $ 7,544 $ 7,726 $ 1,828 $ 2,010 $ 3,763 $ 3,697 $ 3,595 $ 978 $ 876 $ 1,435 $ 1,567 $ 1,540 $ 393 $ 365 $ 12,626 $ 12,808 $ 12,861 $ 3,198 $ 3,251 Gross margin as a percent of billings: Administrative fees 1.56% 1.51% 1.50% 1.52% 1.46% 1.51% 1.70% 1.78% 1.54% 1.84% 1.50% 1.38% 1.32% 1.62% 1.38% 1.53% 1.56% 1.57% 1.54% 1.57% SUTA 0.95% 0.92% 0.94% 0.87% 0.94% 0.10% 0.05% 0.06% 0.03% 0.07% 0.10% 0.07% 0.08% 0.05% 0.09% 0.48% 0.48% 0.50% 0.44% 0.53% Commissions 0.31% 0.28% 0.28% 0.28% 0.28% 0.19% 0.20% 0.22% 0.20% 0.27% 0.04% 0.05% 0.06% 0.05% 0.09% 0.22% 0.22% 0.23% 0.22% 0.25% FICA/Medicare 0.14% 0.15% 0.15% 0.14% 0.11% 0.19% 0.23% 0.24% 0.19% 0.24% 0.23% 0.25% 0.28% 0.19% 0.32% 0.17% 0.20% 0.20% 0.17% 0.18% Worker's compensation 0.52% 0.20% 0.20% 0.07% 0.08% 0.24% 0.12% 0.00% 0.31% -0.13% 0.40% 0.15% 0.16% -0.18% -0.13% 0.40% 0.16% 0.13% 0.12% -0.02% Medical, dental, & other benefits 0.07% 0.16% 0.19% 0.17% 0.27% 0.04% -0.04% -0.04% -0.03% -0.03% -0.72% 0.04% -0.04% 0.41% 0.04% -0.09% 0.07% 0.07% 0.13% 0.14% FUTA 0.05% 0.06% 0.06% 0.07% 0.06% 0.00% 0.01% 0.01% 0.00% 0.01% 0.06% 0.11% 0.13% 0.07% 0.13% 0.03% 0.05% 0.06% 0.04% 0.05% Interest income 0.01% 0.02% 0.03% 0.00% 0.02% 0.02% 0.02% 0.02% 0.01% 0.01% 0.02% 0.02% 0.01% 0.05% 0.01% 0.01% 0.02% 0.02% 0.01% 0.01% Employment practice liability ins 0.01% 0.00% 0.00% 0.01% 0.00% 0.02% 0.02% 0.03% 0.02% 0.03% 0.06% 0.04% 0.05% 0.05% 0.06% 0.02% 0.02% 0.02% 0.02% 0.02% Other services -0.01% 0.04% 0.01% 0.11% -0.01% 0.00% 0.00% 0.00% 0.00% 0.00% 0.00% 0.00% 0.00% 0.00% 0.00% 0.00% 0.02% 0.00% 0.05% 0.00% Total gross margin 3.61% 3.35% 3.34% 3.22% 3.20% 2.30% 2.31% 2.32% 2.28% 2.31% 1.67% 2.13% 2.05% 2.31% 1.98% 2.78% 2.79% 2.79% 2.74% 2.73% Source: Schedule based on information provided by management. Restricted and Confidential 28